                                                                     Exhibit 4.6

                                FIFTH AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                              LASERTECHNICS, INC.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------


     The undersigned, in order to amend the Certificate of Incorporation of Lasertechnics, Inc. pursuant to Section 242 of the General Corporation Law of the State of Delaware, does hereby certify that the following amendment to the Certificate of Incorporation of Lasertechnics, Inc. was duly adopted by a majority of the outstanding stock of each class entitled to vote thereon at the annual meeting of stockholders called and held for that purpose, among others, on June 17-21, 1996 and further certifies that:

          I. Article FOURTH of the Certificate of Incorporation is deleted in its entirety and replaced with the following:

     FOURTH:   (a)  The total number of shares of capital stock that the
Corporation shall have authority to issue is 66,000,000, consisting of 56,750,000 shares of Common Stock, par value $.01 per share ("Common Stock"), 2,250,000 shares of Non-Voting Common Stock, par value $.01 per share ("Non-Voting Common Stock" and together with the Common Stock, "Common Shares"), and 7,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

     (b)  Preferred Stock.    A statement of the designations, powers,
          ---------------
preferences, rights, qualifications, limitations and restrictions of the Preferred Stock is as follows:

     The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation's board of directors (the "Board of Directors") may determine pursuant to a resolution or resolutions providing for such issuance duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors) and such resolution or resolutions shall also set forth, with respect to each such series of Preferred Stock, the following:

          (A) The distinctive designation, stated value and number of shares comprising such series, which number may (except where otherwise provided herein or by the Board of

     Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

          (B) The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or class;

          (C) Whether the shares of that series shall be redeemable in whole or in part and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities or any other corporation, payable in case of redemption;

          (D) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts payable into such sinking fund;

          (E) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (F) Whether the shares of that series shall be convertible in whole or in part into or exchangeable in whole or in part for share of capital stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable and at whose option they shall be convertible or exchangeable, and the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event.

          (G) Whether the shares of that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights, provided, however, Preferred Stock convertible into Common Stock shall vote together with the Common Stock and shall have no greater voting rights than the Common Stock into which it is convertible.

          (H) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

          (I) Any other preferences, privileges and powers, and relative, participation, option or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of the State of Delaware.

     (c)  Common Shares.   A statement of the designations, powers,
          -------------
preferences, rights, qualifications, limitations and restrictions in respect of the Common Shares is as follows:

          (A)  Dividends.  The Board of Directors of the Corporation may cause
               ---------
     dividends to be paid to the holders of shares of Common or Non-Voting Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends or other distributions are declared, whether payable in cash, in property or in shares of stock of the Corporation, other than in shares of Common Stock or Non-Voting Common Stock, the holders of Common Stock and the holders of Non-Voting Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions, subject to the rights of holders of Preferred Stock. No dividends ore other distributions shall be declared or paid in shares of Common Stock or Non-Voting Common Stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable ratably according to the number of shares of Common Stock and Non-Voting Common Stock held by them, in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock to holders of that class of stock and Non-Voting Common Stock to holders of that class of stock.

          (B)  Liquidation Rights.  Subject to the liquidation rights of holders
               ------------------
     of Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Shares shall be entitled to share, ratably according to the number of shares of Common Stock and Non-Voting Common Stock held by them, in all assets of the Corporation available for distribution to its stockholders.

          (C)  Voting Rights.
               -------------

               (1) Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

               (2) The holders of Non-Voting Common Stock shall not have any voting rights except as otherwise provided in this Certificate of Incorporation or required by applicable law and except that such holders shall be entitled to vote as a separate class on any amendment to this paragraph (C)(2) and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of Non-Voting Common Stock.

               (3) Except as otherwise provided in paragraph (C)(2) above, on any matter on which the holders of Common Stock and the holders of Non-Voting Common Stock are entitled to vote, both classes of Common Shares entitled to vote shall vote together as a single class, and each holder of Common Shares entitled to vote shall be entitled to one vote for each share of Common Stock and one vote for each share of Non-Voting Common Stock held by such holder.

               (4) In addition to any affirmative vote required by law or by this Certificate of Incorporation, the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of both classes of Common Shares, voting together as a single class, shall be required for any of the following actions:
          (i) any increase, reduction or other change in the authorized number of shares of any class of Common Shares, (ii) the authorization of any new series or class of stock of the Corporation senior to or on a parity with Common Shares with respect to the payment of dividends or the distribution of assets on liquidation, and increases in the authorized shares of any such series or class, and (iii) any amendment to the Certificate of Incorporation that adversely affects the rights of the Common Stock or the Non-Voting Common Stock. The affirmative vote or written consent specified in the preceding sentence shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage vote may be specified, by law, by the By-Laws of the Corporation or otherwise.

          (D)  Conversion.
               ----------

               (1) Upon compliance with the provisions of paragraph (D)(3) below, any Regulated Stockholder (as defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Common Stock held by such stockholder into the same number of shares of Non-Voting Common Stock. The term "Regulated Stockholder" shall mean (a) the stockholder ("the SBIC Stockholder") that purchased shares of Common Stock pursuant to the Common Stock and Convertible Note Purchase Agreement dated July 8, 1994 (the "Purchase Agreement"), (b) any stockholder that is subject to the provisions of Regulation Y of the Board of

          Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("Regulation Y"), and that holds shares of Common Stock or Non-Voting Common Stock originally issued pursuant to the Purchase Agreement or upon conversion of the Convertible Note issued thereunder, or shares issued upon conversion(s) of such shares, so long as such stockholder shall hold any such shares of Common Stock or Non-Voting Common Stock or shares issued upon conversion(s) of such shares, (c) any Affiliate (as defined below) of any such Regulated Stockholder specified in clause (a) or (b) above that is a transferee of any shares of Common Stock or Non-Voting Common Stock of the Corporation, so long as such Affiliate shall hold any such shares of Common Stock or Non-Voting Common Stock or shares issued upon conversion(s) of such shares and (d) any individual, partnership, joint venture, corporation, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (a "Person") (i) to which any such Regulated Stockholder specified in clause (a) or (b) above or any of its Affiliates has transferred such shares, so long as such transferee shall hold, and only with respect to, any shares transferred by such Regulated Stockholder or Affiliate or any shares issued upon conversion (s) of such shares, and (ii) which transferee is, or any Affiliate of which is, subject to the provisions of Regulation Y. As used in this Certificate of Incorporation, the term "Affiliate" shall mean with respect to any Person, or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               (2) Upon compliance with the provisions of paragraph (D)(3) below, any stockholder shall be entitled to convert, at any time and from time to time, any and all shares of Non-Voting Common Stock held by such stockholder into the same number of shares of Common Stock; provided, however, that no holder of any shares of Non-Voting Common
          --------  -------
          Stock shall be entitled to convert any such shares into shares of Common Stock, to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.

               (3)(a) Each conversion of Common Shares of the Corporation into another class of Common Shares of the Corporation shall be effected by the surrender of the certificate(s) evidencing the shares of the class of stock to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Common Shares) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (i) stating that the holder desires to convert the Converting Shares or a specified number of such Converting Shares, evidenced by such certificate(s) into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"), and (ii) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of record of its receipt of such notice. Except as otherwise provided in paragraph (D)(3)(b), upon receipt of the notice described in the first sentence of this paragraph (D)(3)(a), together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted; provided,
                                                                ---------
          however, that if such conversion is subject to paragraph (D)(3)(d)
          --------
          below, the Corporation shall not issue said certificate(s) until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of the business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such Converting Shares as such holder shall cease (except that in the case of a conversion subject to paragraph (D)(3)(d) below, the conversion shall be deemed effective upon expiration of the Deferral Period referred to therein), and the person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted

               (b) Notwithstanding any provision of paragraph (D)(3)(a) to the contrary, the Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Non-Voting Common Stock into shares of Common Stock unless such conversion is permitted under applicable law; provided, however, that the
                                          --------  -------
          Corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder of any third party arising from such conversion whether or not permitted by applicable law.

               (c) Upon the issuance of the Converted Shares in accordance with this paragraph (D), such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

               (d) The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or take any other action affecting the voting rights of such shares, if such action will increase the percentage of outstanding voting securities owned or controlled by any Regulated Stockholder (other than the stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this paragraph (D)) unless the Corporation gives written notice (the "First Notice") of such action to each such Regulated Stockholder. The Corporation will defer making any conversion, redemption, purchase or other acquisition or taking any such other action for a period of 30 days (the "Deferral Period") after giving the First Notice in order to allow each such Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Shares it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Common Stock, it shall notify the Corporation in writing within 20 days of the issuance of the First Notice, in which case the Corporation (i) shall promptly notify from time to time each other Regulated Stockholder holding shares of each proposed conversion and the proposed transactions, and
          (ii) effect the conversion requested by all Regulated Stockholders in response to the notices issued pursuant to this paragraph (D)(3)(d) at the end of the Deferral Period or as soon thereafter as is reasonably practicable. Notwithstanding the foregoing, at any time at which any shares of Common Stock or Non-Voting Common Stock are held by a Regulated Stockholder which is subject to the provisions of Regulation Y, the Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock or Non-Voting Common Stock if such action will increase above 4.9% the percentage of any class of voting securities of the Corporation, or increase above 24.9% the percentage of outstanding Common Stock or Non-Voting Common Stock, owned, held or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this paragraph (D)).

               (e) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Non-Voting Common Stock or its treasury shares, solely for the purpose of issue upon conversion of shares of Common Stock and Non-Voting Common Stock, such number of shares of such class as shall then be issuable upon the conversion of all outstanding shares of Common Stock and Non-Voting Common Stock.

               (f) Shares of Common Stock and Non-Voting Common Stock that are converted into shares of any other class shall not be reissued, except, in the case of shares of Common Stock and Non-Voting Common Stock, for reissuance in connection with the conversion of shares of Common Stock held by Regulated Stockholders or Non-Voting Common Stock into shares of Non-Voting Common Stock or Common Stock.

               (g) The issue of certificates evidencing shares of any class of Common Shares upon conversion of shares of any other class of Common Shares shall be made without charge to the holder of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the
                                                          --------- --------
          Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Shares converted.

               (4) If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or the Non-Voting Common Stock, the outstanding shares of each other class of Common Shares shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all conversion rights hereunder. In case of any reorganization, reclassification or change of shares of Common Stock or Non-Voting Common Stock (other than a change in par value, or from par value to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock or Non-Voting Common Stock), or in case of any sale, lease or other disposition to another corporation (other than a wholly-owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, each holder of Common Shares, irrespective of class, shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such Common Shares would exist had such event not occurred, to convert such shares into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of the class of Common Shares into which such Common Shares might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the Common Shares of each class that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of Common Shares into which such Common Shares might have been converted immediately prior to such event. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any holder of shares of Non-Voting Common Stock would be required to take (i) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (ii) any securities convertible into voting securities which if such conversion took place would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation

          II. Except as amended above, the Certificate of Incorporation of Lasertechnics, Inc., as previously filed and amended shall remain in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of June, 1996, and affirm that the foregoing Amendment to the Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true.

                              LASERTECHNICS, INC.

                              By:/s/ Richard C.E. Morgan
                                 -----------------------
                                 Richard C.E. Morgan, Chairman

ATTEST:

/s/ James B. Alley, Jr.
- -----------------------
Secretary